SILVER BAY REALTY TRUST CORP.
REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS
Operational Progress Continues with Aggregate Occupancy Growth to 92%

NEW YORK, May 7, 2014 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay,” or “the Company,” today announced its financial results for the quarter ended March 31, 2014.

Highlights

▪	Funds From Operations increased 42% quarter-over-quarter to $2.1 million, or $0.05 per common share

▪	Total revenue increased 9% quarter-over-quarter to $18.1 million

▪	Net operating income increased 11% quarter-over-quarter to $9.2 million

▪	Estimated net asset value increased quarter-over-quarter to $20.35 per common share from $20.21 per common share

▪	Aggregate occupancy increased to 92% from 88% on portfolio of 5,748 single-family properties

“We are pleased with our results in the first quarter of 2014 as we continue to make solid operational progress," said David N. Miller, Silver Bay’s President and Chief Executive Officer. “Silver Bay is committed to increasing cash flow generation and growing our net asset value in order to maximize shareholder value."

Financial Results

Silver Bay reported total revenue of $18.1 million for the first quarter of 2014, a 9% increase compared to total revenue of $16.7 million for the fourth quarter of 2013. This sequential quarterly increase was primarily attributable to an additional 327 leased properties generating rental income during the quarter. Net loss attributable to common stockholders for the first quarter of 2014 was $4.4 million, or $(0.11) per common share, compared to net loss attributable to common stockholders for the fourth quarter of 2013 of $5.1 million, or $(0.13) per common share.

The Company reported net operating income, or NOI, of $9.2 million for the first quarter of 2014, a 11% increase compared to NOI of $8.3 million for the fourth quarter of 2013. Funds From Operations, or FFO, for the first quarter 2014 was $2.1 million, or $0.05 per common share, compared to FFO for the fourth quarter 2013 of $1.5 million, or $0.04 per common share. NOI and FFO are non-GAAP financial measures. A reconciliation of net loss to NOI and net loss attributable to common stockholders to FFO are included in the financial and operating tables accompanying this press release.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 5,748 single-family properties as of March 31, 2014. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the first quarter of 2014 and fourth quarter of 2013:

PORTFOLIO AND OPERATING SUMMARY
	As of March 31, 2014	As of December 31, 2013
Estimated net asset value per share	$20.35	$20.21
Book value per share	$16.90	$17.06

	As of March 31, 2014	As of December 31, 2013
Occupancy Rate
Stabilized properties	95%	93%
Aggregate portfolio	92%	88%
Average monthly rent on the aggregate portfolio	$1,163	$1,162

Estimated Net Asset Value

Silver Bay reported an estimated net asset value, or Estimated NAV, per share of $20.35 based on an estimated fair market value, or Estimated Portfolio Value, of the Company’s properties of $904.0 million as of March 31, 2014. The Company’s book value per share was $16.90 as of March 31, 2014. The difference between Estimated NAV and book value per share is attributable to multiple factors, including aggregate appreciation in the underlying assets of the Company’s portfolio of single-family properties, the Company’s purchasing of single-family properties at discounts to market prices, value created by renovations in excess of the cost of renovations, and the exclusion of accumulated depreciation in the calculation of the Company’s Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model, or AVM, which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 95% on properties that were stabilized as of March 31, 2014, which increased from 93% in the prior quarter. Silver Bay reported an occupancy rate of 92% for the aggregate portfolio as of March 31, 2014, an increase of four percentage points compared to an occupancy rate of 88% on the aggregate portfolio as of December 31, 2013. The sequential quarter increase in the occupancy rate for the aggregate portfolio is primarily attributed to favorable leasing activity in the Company’s Columbus market and, to a lesser extent, the Dallas and Atlanta markets. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,163 for the first quarter of 2014, compared to an average monthly rent of $1,162 for the fourth quarter of 2013.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.03 per share of common stock for the quarter ended March 31, 2014. The dividend was paid April 4, 2014 to common stockholders of record at the close of business on March 24, 2014.

Financing and Liquidity

As of March 31, 2014, Silver Bay had $198.5 million outstanding on its $350.0 million revolving credit facility. The Company had $40.8 million in cash, $32.3 million in escrow deposits and $151.5 million available under its $350.0 million revolving credit facility as of March 31, 2014.

Share Repurchase Plan

During the first quarter of 2014, 155,657 shares were repurchased by the Company under the share repurchase program at an average price of $15.66 per common share, including commissions.

Conference Call

Silver Bay will host a conference call on May 8, 2014 at 10:00 a.m. EDT to discuss first quarter 2014 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 317-6016 (or (412) 317-6016 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 8, 2014 through 9:00 a.m. EDT on May 30, 2014. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10045090. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: Silver Bay’s ability to execute share repurchases upon terms acceptable to the company; adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility;

general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties, or Estimated Renovation Reserve. The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of March 31, 2014 is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

NOI is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses and certain other non-recurring, non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense and other expenses. Additionally, NOI excludes the 5% property management fee on certain costs and expenses incurred by its Manager’s operating subsidiary that are reimbursed by the Company because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other non-recurring costs.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding the Company’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (losses) from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
FIRST QUARTER 2014

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	March 31, 2014(unaudited)	December 31, 2013
Assets
Investments in real estate:
Land	$140,402	$137,349
Building and improvements	655,479	638,955
	795,881	776,304
Accumulated depreciation	(24,649)	(18,897)
Investments in real estate, net	771,232	757,407
Assets held for sale	5,393	6,382
Cash	40,761	43,717
Escrow deposits	32,336	24,461
Resident security deposits	7,386	6,848
In-place lease and deferred lease costs, net	628	749
Deferred financing costs, net	4,024	3,225
Other assets	3,553	3,289
Total assets	$865,313	$846,078
Liabilities and Equity
Liabilities:
Revolving credit facility	$198,475	$164,825
Accounts payable and accrued property expenses	6,755	6,072
Resident prepaid rent and security deposits	8,779	8,357
Amounts due to the manager and affiliates	208	6,866
Amounts due to previous owners	—	998
Total liabilities	214,217	187,118
10% cumulative redeemable preferred stock, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000
Equity:
Stockholders' equity:
Common stock $.01 par; 450,000,000 shares authorized; 38,458,865 and 38,561,468, respectively shares issued and outstanding	383	385
Additional paid-in capital	687,408	689,646
Accumulated other comprehensive loss	(362)	(276)
Cumulative deficit	(37,333)	(31,795)
Total equity	650,096	657,960
Total liabilities and equity	$865,313	$846,078

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended March 31,
	2014	2013
Revenue:
Rental income	$17,671	$7,296
Other income	460	385
Total revenue	18,131	7,681
Expenses:
Property operating and maintenance	3,610	1,702
Real estate taxes	2,486	1,420
Homeowners’ association fees	304	281
Property management	2,959	2,431
Depreciation and amortization	6,145	3,518
Advisory management fee - affiliates	2,201	2,852
General and administrative	2,053	1,528
Interest expense	2,327	—
Other	411	331
Total expenses	22,496	14,063
Net loss	(4,365)	(6,382)
Net loss attributable to noncontrolling interests - Operating Partnership	—	5
Net loss attributable to controlling interests	(4,365)	(6,377)
Preferred stock distributions	(25)	(25)
Net loss attributable to common stockholders	$(4,390)	$(6,402)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.11)	$(0.16)
Weighted average common shares outstanding	38,542,728	39,182,153
Comprehensive Loss:
Net loss	$(4,365)	$(6,382)
Other comprehensive loss:
Change in fair value of interest rate cap derivatives	(86)	—
Other comprehensive loss	$(86)	$—
Comprehensive loss	(4,451)	(6,382)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	—	5
Comprehensive loss attributable to controlling interests	$(4,451)	$(6,377)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Equity
Balance at January 1, 2014	38,561,468	$385	$689,646	$(276)	$(31,795)	$657,960
Non-cash equity awards, net	53,054	—	198	—	—	198
Repurchase of common stock	(155,657)	(2)	(2,436)	—	—	(2,438)
Dividends declared	—	—	—	—	(1,173)	(1,173)
Net loss	—	—	—	—	(4,365)	(4,365)
Other comprehensive loss	—	—	—	(86)	—	(86)
Balance at March 31, 2014	38,458,865	$383	$687,408	$(362)	$(37,333)	$650,096

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(4,365)	$(6,382)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	6,145	3,518
Non-cash stock compensation	198	288
Amortization of deferred financing costs	460	—
Other	541	416
Net change in assets and liabilities:
Increase in escrow cash for operating activities and reserves under the credit facility	(7,839)	(3,048)
(Increase) decrease in deferred lease fees and other assets	(672)	42
Increase in accounts payable, accrued property expenses, and prepaid rent	465	442
Decrease in related party payables, net	(7,656)	(299)
Net cash used by operating activities	(12,723)	(5,023)
Cash Flows From Investing Activities:
Purchase of investments in real estate	(13,065)	(141,744)
Capital improvements of investments in real estate	(7,789)	(20,289)
Increase in escrow cash for investing activities	(35)	(3,834)
Proceeds from sale of real estate	1,232	656
Other	(19)	(107)
Net cash used by investing activities	(19,676)	(165,318)
Cash Flows From Financing Activities:
Proceeds from revolving credit facility	33,650	—
Deferred financing costs paid	(1,260)	(125)
Purchase of interest rate cap agreements	(100)	—
Repurchase of common stock	(2,438)	—
Dividends paid	(409)	—
Proceeds from issuance of common stock, net of offering costs	—	34,530
Net cash provided by financing activities	29,443	34,405
Net change in cash	(2,956)	(135,936)
Cash at beginning of period	43,717	228,139
Cash at end of period	$40,761	$92,203
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,890	$—
Decrease in fair value of interest rate cap agreements	$86	$—
Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$1,150	$392
Advisory management fee - additional basis	$—	$395
Capital improvements in accounts payable	$903	$1,262

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF MARCH 31, 2014

Market	Number of Properties(1)	Aggregate Cost Basis (thousands)(2)	Average Cost Basis per Property (thousands)	Average Age (in years)(3)	Average Square Footage
Phoenix	1,424	$199,382	$140	25.2	1,636
Atlanta	1,012	126,111	125	17.9	2,011
Tampa	926	131,878	142	24.5	1,655
Northern CA(4)	384	72,067	188	45.4	1,401
Las Vegas	290	40,924	141	17.7	1,719
Columbus	284	31,402	111	36.7	1,417
Dallas	259	32,885	127	21.4	1,654
Orlando	231	34,731	150	25.9	1,658
Tucson	209	17,156	82	41.0	1,330
Southeast FL(5)	189	38,102	202	36.3	1,636
Southern CA(6)	156	23,521	151	44.0	1,346
Jacksonville	152	19,479	128	30.3	1,552
Charlotte	130	17,041	131	12.8	1,980
Houston	102	11,202	110	30.7	1,685
Totals	5,748	$795,881	$138	26.6	1,672

(1)
Total properties exclude properties held for sale or sold by the Company’s taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through March 31, 2014 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $3.6 million in capital improvements, incurred from our formation through March 31, 2014, to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of March 31, 2014, approximately 14% of the properties in the aggregate portfolio were less than 10 years old, 29% were between 10 and 20 years old, 18% were between 20 and 30 years old, 18% were between 30 and 40 years old, 9% were between 40 and 50 years old and 12% were more than 50 years old.

(4)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(5)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(6)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES
AS OF MARCH 31, 2014

Market	Number of Properties	Number of Stabilized Properties	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Stabilized Occupancy Rate	Average Monthly Rent(1)
Phoenix	1,424	1,424	1,362	62	95.6%	95.6%	$1,032
Atlanta	1,012	989	894	118	88.3%	90.4%	1,164
Tampa	926	924	895	31	96.7%	96.9%	1,217
Northern CA	384	384	376	8	97.9%	97.9%	1,478
Las Vegas	290	290	284	6	97.9%	97.9%	1,150
Columbus	284	269	214	70	75.4%	79.6%	1,029
Dallas	259	227	224	35	86.5%	98.7%	1,257
Orlando	231	213	209	22	90.5%	98.1%	1,240
Tucson	209	208	204	5	97.6%	98.1%	834
Southeast FL	189	147	144	45	76.2%	98.0%	1,742
Southern CA	156	155	149	7	95.5%	96.1%	1,147
Jacksonville	152	133	129	23	84.9%	97.0%	1,090
Charlotte	130	127	117	13	90.0%	92.1%	1,156
Houston	102	100	99	3	97.1%	99.0%	1,192
Totals	5,748	5,590	5,300	448	92.2%	94.8%	$1,163

(1)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of March 31, 2014 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV:

(amounts in thousands except share data)	March 31, 2014
	Amount	Per Share(1)
Investments in real estate, gross	$795,881	$20.69
Accumulated depreciation	(24,649)	(0.64)
Investments in real estate, net	771,232	20.05
Add: Increase in estimated fair market value of investments in real estate(2)	135,371	3.52
Less: Estimated Renovation Reserve(3)	(2,614)	(0.07)
Estimated Portfolio Value	$903,989	$23.50

Book value(4)	$650,096	$16.90
Less: Investments in real estate, net	(771,232)	(20.05)
Add: Estimated Portfolio Value	903,989	23.50
Estimated Net Asset Value	$782,853	$20.35

(1)	Per share amounts are based upon common shares outstanding of 38,458,865 as of March 31, 2014.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $906,603, which assumes all properties are fully renovated, and net investments in real estate.

(3)	Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.

(4)	Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income, or NOI, is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses, and certain other non-recurring, non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense, and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other non-recurring costs.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with U.S. generally accepted accounting principles. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP:

	Three Months Ended March 31, 2014		Three Months Ended December 31, 2013
Net loss		$(4,365)		$(5,060)
Depreciation and amortization		6,145		6,174
Advisory management fee - affiliates		2,201		2,179
General and administrative		2,053		2,110
Interest expense		2,327		1,764
Other		411		594
Property operating and maintenance add back:
Market ready costs prior to initial lease		89		—
Property management add backs:
5% property management fee	$111		$116
Acquisition fees and costs expensed	60		130
Non-recurring system implementation costs	124		278
Other	67		7
Total property management add backs		362		531
Net operating income		$9,223		$8,292
Net operating income as a percentage of total revenue		50.9%		49.6%

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding the Company’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (losses) from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure.

The following is a reconciliation of the Company’s net loss attributable to common stockholders as determined in accordance with GAAP and its calculation of FFO:

	Three Months Ended March 31, 2014	Three Months Ended December 31, 2013
Net loss attributable to common stockholders	$(4,390)	$(5,082)
Noncontrolling interests - Operating Partnership	—	(3)
Preferred distributions	25	25
Depreciation and amortization	6,145	6,174
Other	295	345
Funds from operations	$2,075	$1,459
Basic and diluted weighted average common shares outstanding	38,542,728	38,705,311
FFO per common share - basic and diluted	$0.05	$0.04